October 22, 2004

Dear Fellow Stockholder:

I cordially invite you to attend your Company’s 2004 Annual Meeting of Stockholders on December 1, 2004, at 9:30 a.m., Eastern Standard Time. The meeting will be held at the Fairview Park Marriott, 3111 Fairview Park Drive, Falls Church, Virginia 22042.

Matters to be considered and acted on at the meeting include the election of directors, the ratification of the appointment of independent auditors, the approval of amendments to the Company’s 1996 Stock Incentive Plan, and the approval to adjourn the meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve the amendments to the Company’s 1996 Stock Incentive Plan. Detailed information concerning these matters is set forth in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

As a stockholder, your vote is important. I encourage you to execute and return your proxy promptly whether or not you plan to attend so that we may have as many shares as possible represented at the meeting. Returning your completed proxy will not prevent you from voting in person at the meeting if you wish to do so.

Thank you for your cooperation and continued support and interest in CACI International Inc.

Sincerely,

J. P. LONDON
Chairman of the Board, President and
Chief Executive Officer

IMPORTANT: Even if you plan to attend the meeting, please complete, sign, date, and return promptly the enclosed proxy in the envelope provided to ensure that your vote will be counted. You may vote in person if you so desire, even if you previously have sent in your proxy. Please note that if you execute multiple proxies, the last proxy you execute revokes all previous ones.

If your shares are held in the name of a bank, brokerage firm or other nominee, please sign, date, and return the enclosed voting instruction form or proxy card in the envelope provided or follow any telephone or internet voting instructions that may be enclosed.

CACI International Inc
1100 North Glebe Road
Arlington, Virginia 22201

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held December 1, 2004

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of CACI International Inc (the “Company”) will be held on Wednesday, December 1, 2004, at 9:30 a.m., Eastern Standard Time, at the Fairview Park Marriott, 3111 Fairview Park Drive, Falls Church, Virginia 22042 for the following purposes:

1.	To elect the Company’s Board of Directors.

2.	To ratify the appointment of Ernst & Young LLP, as the Company’s auditors for the current fiscal year.

3.	To approve amendments to the Company’s 1996 Stock Incentive Plan.

4.	To approve a proposal to adjourn the meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve Item 3.

5.	To transact such other business as may otherwise properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on October 4, 2004, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

A list of the stockholders entitled to vote at the Annual Meeting will be made available during regular business hours at CACI International Inc, 14151 Park Meadow Drive, Chantilly, Virginia 20151 from November 17, 2004 through December 1, 2004, for inspection by any stockholder for any purpose germane to the meeting.

By Order of the Board of Directors
JEFFREY P. ELEFANTE
Secretary

Arlington, Virginia
Dated: October 22, 2004

IMPORTANT: Even if you plan to attend the meeting, please complete, sign, date, and return promptly the enclosed proxy in the envelope provided to ensure that your vote will be counted. You may vote in person if you so desire, even if you previously have sent in your proxy. Please note that if you execute multiple proxies, the last proxy you execute revokes all previous ones.

If your shares are held in the name of a bank, brokerage firm or other nominee, please sign, date, and return the enclosed voting instruction form or proxy card in the envelope provided or follow any telephone or internet voting instructions that may be enclosed.

CACI International Inc
1100 North Glebe Road
Arlington, Virginia 22201

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of CACI International Inc (the “Company”) to be used at the Annual Meeting of Stockholders (the “Annual Meeting”) of the Company to be held on December 1, 2004. This Proxy Statement is being mailed on or about October 22, 2004. The presence of a stockholder at the Annual Meeting or any adjournment thereof will not automatically revoke such stockholder’s proxy. However, any stockholder furnishing a proxy has the power to revoke it by furnishing written notice to the Secretary of the Company, by delivering to the Company a proxy bearing a later date, or by voting in person at the Annual Meeting. A proxy card is enclosed for your use in connection with the Annual Meeting. The shares represented by each properly signed and returned proxy will be voted in accordance with the instructions marked thereon or, in the absence of instructions, the proxy will be voted:

FOR the Board of Directors’ nominees for election to the Company’s Board of Directors;

FOR the ratification of the appointment of Ernst & Young LLP as independent auditors;

FOR the approval of amendments to the Company’s 1996 Stock Incentive Plan; and

FOR the adjournment of the meeting if necessary to permit further solicitation of proxies.

The Board does not expect that any matters other than those set forth in the Notice of the Annual Meeting will be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in accordance with their judgment.

The close of business on October 4, 2004, has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. At the close of business on October 4, 2004, the Company had 29,928,657 shares of Common Stock (“Common Stock”) outstanding.

PROPOSAL 1: ELECTION OF DIRECTORS

Eleven Directors are to be elected to hold office until the next Annual Meeting or until their respective successors are elected. If a quorum is present, the affirmative vote of the holders of a majority of the shares of stock entitled to vote and present in person, or represented by proxy, at the Annual Meeting will be required to elect each of the nominees.

Unless authority is withheld, the persons named in the accompanying proxy will vote the shares of Common Stock represented by the proxy FOR the election of the nominees listed below. Consistent with the Company’s Charter and pursuant to corporation law of the State of Delaware, the total votes received, including abstentions, will be counted for purposes of determining a quorum. Broker non-votes will be counted towards determining a quorum but will not be counted as voting for any candidate. The Board’s Corporate Governance and Nominating Committee has recommended eleven nominees for election as Directors until the next Annual Meeting of Stockholders or until their respective successors are elected. Ten of the eleven nominees are current directors.(1) For more information regarding nomination procedures and corporate governance matters, please consult the “Corporate Governance” section set forth later in this Proxy Statement. The Company has no reason to believe that any of the nominees will be unable or unwilling to serve. In the event that any nominee is not available or

(1)	Richard Sullivan is retiring from the Board of Directors effective as of the December 1, 2004, Annual Meeting of Stockholders. The Company appreciates Mr. Sullivan’s service as a Director of the Company since 1996.

should decline to serve, the persons named in the proxy will vote for the others and will vote for such other person(s) as they, in their discretion, may decide.

NOMINEES

Listed below are the nominees for Director, with information showing the age of each, the year each was first elected as a Director of the Company, the business affiliation, and relevant experience of each. Ten of the eleven nominees are outside Directors.

Non-Management Directors

Herbert W. Anderson, 65. Director Nominee.

Mr. Anderson will bring to the Company’s Board his experience as a senior level executive of a Fortune 500 company and his expertise in providing information technology, systems integration and engineering to the Department of Defense (“DoD”), national intelligence community, and federal civilian and state/local agencies. Mr. Anderson, former President of Northrop Grumman Information Technology and Corporate Vice President of Northrop Grumman Corporation, officially retired from that company in the Fall of 2004 after 20 years of service with Northrop Grumman. In 1998, Mr. Anderson was named President and CEO of Logicon Inc. when Northrop Grumman combined its Data Systems & Services (“DSSD”) and Logicon subsidiary into a new organization. Beginning in 1994, Mr. Anderson served in executive roles at DSSD. In 1984, Mr. Anderson joined Northrop as Vice President of Information Resources Management for that company’s former B-2 division. In 2001, President George W. Bush appointed Mr. Anderson as a principal member of the President’s National Security Telecommunications Advisory Committee. He currently serves as a member of the Secretary of the Air Force Advisory Group. Mr. Anderson is a former member of the Defense Science Board, the Armed Forces Communications and Electronics Association Board, and a former subcommittee board member of the Aerospace Industries Association. Mr. Anderson previously served on the board of the Professional Services Council and the United Services Organization.

Mr. Anderson was introduced to the Corporate Governance and Nominating Committee by a senior level executive search and management consulting firm.

Michael J. Bayer, 57. Director of the Company since 2002.

Mr. Bayer brings to the Company’s Board a wealth of knowledge and insight into the DoD and the military departments from his years of high level service to numerous Administrations. Since 1992, Mr. Bayer has been a consultant engaged in enterprise strategic planning and mergers and acquisitions. Mr. Bayer served as a member of the Board of EG&G, Inc., an architectural and engineering company, until its sale to URS Corporation in August, 2002. Mr. Bayer is currently a member of the Naval War College Board of Visitors, the Sandia National Laboratory’s National Security Advisory Panel, the U.S. Naval War College Board of Advisors, and DoD’s Science Board. Mr. Bayer is currently Vice Chairman of DoD’s Business Board and Chairman of the Secretary of the Air Force Advisory Group. Mr. Bayer is also a director of Duratek, Inc., a leader in the safe, secure disposal of radioactive materials. Mr. Bayer previously served as Counselor to President George H.W. Bush’s Commission on Aviation Security and Terrorism. From 1986 to 1989, Mr. Bayer was a member of the Board of Visitors of the United States Military Academy. From 1990 to 1992, Mr. Bayer served as a member of the Army Science Board, and as its Chairman from 1998 to 2002. Mr. Bayer has also served on a number of non-partisan task forces to improve the management and efficiency of the DoD.

Peter A. Derow, 64. Director of the Company since 2000.

Mr. Derow brings to the Company’s Board his experience as a senior level executive of several leading media companies, his knowledge of the financial services industry, and his experience from serving on the boards of many companies. From 1988 to 1997, Mr. Derow was President and Chief Executive Officer of Institutional Investor, Inc., a publisher of information serving the financial services industry, and a wholly-owned subsidiary of Capital Cities/ABC, Inc. Earlier in his career, Mr. Derow served as a business unit manager, Vice President and Director at CBS, Inc. and The Washington Post Company, both Fortune 500 companies. Mr. Derow is also director of 101 Communications, LLC, a publisher serving the information technology industry; Globalspec Inc., the leading Internet search site serving the global engineering community; and Netscan Publishing, the leading Internet site for information on state legislation and regulation.

Richard L. Leatherwood, 65. Director of the Company since 1996.

Mr. Leatherwood brings to the Company’s Board senior level executive experience with publicly held corporations. Mr. Leatherwood’s experience includes business unit management for a Fortune 500 transportation company. From 1986 to 1991, Mr. Leatherwood was President and Chief Executive Officer of CSX Equipment Group. In 1985, Mr. Leatherwood was Vice Chairman of Chessie System Railroads and Seaboard System Railroad. From 1983 to1985, Mr. Leatherwood was President and Chief Executive Officer of Texas Gas Resources Group. From 1977 to 1983, Mr. Leatherwood held positions with Texas Gas Resources Corporation, a conglomerate of transportation and energy businesses with both revenues and assets in excess of $2.0 billion: 1982 to 1983, Executive Vice President; 1980 to 1982, Senior Vice President and Chief Financial Officer; 1979 to 1980, Vice President and Assistant to the President; and 1977 to 1979, Vice President, Planning and Systems, Trucking Division. Mr. Leatherwood is currently a director of Dominion Resources, Inc., an integrated gas and electric company. Mr. Leatherwood was formerly a director of Dominion Energy, Inc., MNC Financial, Inc., CSX Corporation, and Virginia Electric and Power Company, Inc.

Barbara A. McNamara, 62. Director of the Company since 2003.

Ms. McNamara brings to the Company’s Board a wealth of knowledge and insight into the intelligence community, including the National Security Agency (“NSA”), and understanding of the interplay between U.S. intelligence agencies and their foreign partners. From 2000 to 2003, Ms. McNamara served as Special United States Liaison Officer, London, England, where she was responsible to the Director of NSA for representing NSA in its relationships with United Kingdom (“UK”) authorities, including the Government Communications Headquarters, the UK’s cryptologic organization. From 1993 to 2000, Ms. McNamara held executive level positions at the NSA: 1997 to 2000, Deputy Director; 1995 to 1997, Deputy Director of Operations, NSA/Central Security Service (“CSS”); 1994 to 1995, Executive Director, NSA/CSS; and 1993 to 1994, NSA/CSS Representative to the DoD.

Arthur L. Money, 64. Director of the Company since 2002.

Mr. Money brings to the Company’s Board vast experience as a senior official at the Department of Defense, and as a senior level technology executive in the private sector with a background in defense electronics and the intelligence industry. From 1999 to 2001, Mr. Money served as Assistant Secretary of Defense (“ASD”) for Command, Control, Communications and Intelligence. From 1998 to 2001, Mr. Money was DoD Chief Information Officer and from 1998 to 1999 he was the Senior Civilian Official, Office of the ASD. From 1996 to 1998, Mr. Money was Assistant Secretary of the Air Force for Research Development and Acquisition and Chief Information Officer for the Air Force. In 1995, Mr. Money was Vice President and Deputy General Manager, TRW Avionics and Surveillance Group. From 1972 to 1994, Mr. Money held positions with ESL Inc. (a subsidiary of TRW): 1990 to 1994, President; 1988 to 1989, Vice President, Advanced Programs and Development; 1986 to 1988, Vice President, Studies and Analysis Division; and 1972 to 1980, Engineer, Manager, and Director of various units. From 1962 to 1972, Mr. Money was an Engineer at Lockheed Missiles and Space Company.

Dr. Warren R. Phillips, 63. Director of the Company since 1974.

In addition to his experience as a senior level technology executive, Dr. Phillips brings to the Company’s Board considerable expertise in the areas of information technology policy, public sector finance, and the provision of computer services. The Company’s Board also benefits from Dr. Phillips’ familiarity with the U.S. intelligence community and his understanding of international business issues. Dr. Phillips serves as the financial manager for the Albanian-Macedonian-Bulgarian Oil Pipeline Corporation, a $1.5 billion (CAPEX) crude oil pipeline developer for Caspian oil flows to the west. From 1993 to 2001, Dr. Phillips was Executive Vice Chairman and Chief Financial Officer of Maryland Moscow, Inc., a 501(c)(3) educational and training venture that was involved in over $50 million in financial training to the newly evolving countries of the former Soviet Union. Dr. Phillips helped train and provided advice in developing financial systems (bank, stock exchange, pension, insurance, and government) in most of those countries. Between 1974 and 2003, Dr. Phillips was Professor of Government and Politics at the University of Maryland. During that time he has served in a number of administrative positions including Vice President for Academics at UMBC, and Assistant Vice President for Administration for the University System where he managed system-wide information technology, budgeting, and internal audit.

Charles P. Revoile, 70. Director of the Company since 1993.

As an attorney and former senior level executive, Mr. Revoile brings to the Company’s Board his considerable experience in the governance of publicly held corporations and in contracting with the Federal Government. In addition, the Company’s Board values Mr. Revoile’s perspective in financial and management disciplines as an active private investor. From 1985 to 1992, Mr. Revoile served as Senior Vice President, General Counsel, and Secretary of CACI International Inc. From 1971 to 1985, Mr. Revoile was Vice President and General Counsel of Stanwick Corporation. Currently, Mr. Revoile is a legal and business consultant and an independent investor.

John M. Toups, 78. Director of the Company since 1993.

Mr. Toups brings to the Company’s Board his experience as a senior level executive of a major information technology contractor, banking knowledge, and company directorships in diverse industries, including a Fortune 500 corporation. Mr. Toups is a director of Halifax Corporation, a technical services company; NVR, Inc., a home builder; and GTSI Corp., a provider of integrated information technology solutions. Mr. Toups is also a trustee of INOVA Health System, a not-for-profit hospital system, and a director emeritus of the Professional Services Council, an association of providers of services to governments. From 1977 to 1987, Mr. Toups was Chief Executive Officer of PRC, Inc., an information technology service company. Mr. Toups was formerly a director of PRC, Inc.; Emhart Corporation, an industrial products company; Washington Bancorp, a bank holding company; Washington Gas Light Company, a public utility serving natural gas.

Larry D. Welch, 70. Director of the Company since 2002.

As a former Chief of Staff of the Air Force and Commander in Chief of the Strategic Air Command, General Larry D. Welch, United States Air Force (“USAF”) (Retired) brings to the Company’s Board valuable insights into the DoD, space, and intelligence. Since 2004, General Welch has been a Fellow at the Institute for Defense Analyses, a federally chartered research center providing operations and technical analysis, and management and information systems analysis for the DoD and other U.S. Government agencies, where he served as President and Chief Executive Officer from 1991 to 2004. Prior to retiring from the USAF in 1990, General Welch served as follows: 1986 to 1990, 12th Chief of Staff; 1985 to 1986, Commander in Chief, Strategic Air Command; 1984 to 1985, Vice Chief of Staff; 1982 to 1984, Deputy Chief of Staff, Programs and Resources; and 1981 to 1982, Commander, Air Force Central Command.

Management Director

Dr. J. P. London, 67. Chairman of the Board, President and Chief Executive Officer.

Under Dr. London’s leadership, CACI has grown from a small professional services consulting firm to become a pacesetter in information technology and communications solutions markets. CACI operations today are worldwide and global in nature. Dr. London joined CACI in 1972. He was elected President and Chief Executive Officer in 1984 and has been a Director since 1981. From 1982 to 1984, Dr. London was President of the Company’s largest operating division. From 1979 to 1982, he was one of the Company’s Executive Vice Presidents; from 1977 to 1979, he served as a Senior Vice President; and from 1975 to 1977, Dr. London was a Vice President. Dr. London is currently a director and member of the Executive Committee of the Armed Forces Communications and Electronics Association and was formerly a member of the Senior Advisory Board of the Northern Virginia Technology Council. Dr. London holds a B.S. in Engineering from the United States Naval Academy, a M.S. in Operations Research from the United States Naval Postgraduate School, and a Doctorate in Business Administration, conveyed with distinction, from the George Washington University School of Business and Public Management. Early in his career, Dr. London served as a Naval Aviator. Dr. London now holds the rank of Captain, U.S. Navy Reserve (Retired). He has been recognized by the Human Resources Leadership Awards of Greater Washington with the establishment of its Ethics in Business Award in his name. In January 2004, Dr. London received the Albert Einstein Award for Technology Achievement in the Defense Fields, and in March 2004, he was named to Federal Computer Week’s “Federal 100” list of IT leaders, from which he was selected to receive the publication’s highest recognition, the Eagle Award, for superior contributions to the federal IT community.

DIRECTOR COMPENSATION

Each Director not employed by the Company or any of its subsidiaries is compensated according to the following arrangements for his/her participation in meetings of the full Board and the Committee(s) of which he/she was a member:(1)

•	Full Board — $27,500 annual retainer for up to four meetings per year. Any additional in-person meetings of any length, $1,000. Additional phone meetings of any length, $500 per meeting. In fiscal year 2004, each returning Director was granted 3,000 stock options at the closing price of the Common Stock on the date of the 2003 Annual Meeting of Stockholders. Newly elected Director Barbara McNamara received a one time grant of 5,000 shares at the same price on the date of the 2003 Annual Meeting of Stockholders. Under the Company’s Director Stock Purchase Plan, Directors may also elect to receive Restricted Stock Units in lieu of up to fifty percent (50%) of their fees, with such election to be made prior to the commencement of the effective calendar year, at a price equal to the closing price of the Common Stock of the Company on a date a retainer is paid or would be payable.

•	Audit Committee — $6,000 for up to four meetings per year. Any additional in-person meetings of any length, $1,000 per meeting. Additional phone meetings of any length, $500 per meeting. The Chairman of this Committee receives an additional $8,000.

•	Compensation Committee — $6,000 for up to four meetings per year. Any additional in-person meetings of any length, $1,000 per meeting. Additional phone meetings of any length, $500 per meeting. The Chairman of this Committee receives an additional $8,000.

•	Executive Committee — $1,250 per meeting.(2)

•	Investor Relations Committee — $5,000 for up to four meetings per year. Any additional in-person meetings of any length, $1,000 per meeting. Additional phone meetings of any length, $500 per meeting. The Chairman of this Committee receives an additional $2,000.

•	Corporate Governance and Nominating Committee — $5,000 for up to four meetings per year. Any additional in-person meetings of any length, $1,000 per meeting. Additional phone meetings of any length, $500 per meeting. The Chairman of this Committee receives an additional $2,000.

•	Chairman’s Technical Advisory Panel — $5,000 for up to four meetings per year. Any additional in-person meetings of any length, $1,000 per meeting. Additional phone meetings of any length, $500 per meeting. Dr. London served as the Chairman of this Panel and did not receive any compensation for his services.

Dr. London received no separate compensation for his services as Director. Directors other than Dr. London were reimbursed for expenses associated with attending meetings of the Board and its Committees.

Director Phillips received additional compensation in the amount of $58,000 for additional services as a Director performed during fiscal year 2004 in connection with the Committees on which he serves.

During fiscal year 2005, Directors who are not employed by the Company or any of its subsidiaries will be compensated on the same basis as the arrangements described above. In addition, returning non-employee Directors will receive a grant of 3,000 shares of Common Stock upon reelection to the Board. New non-employee Directors will receive a one time grant of 5,000 shares upon their election.

(1)	Unless otherwise noted, these fees are current effective January 1, 2004.

(2)	These fees are current effective July 1, 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table provides the latest available information with respect to beneficial ownership of the Company’s Common Stock held by each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock.

Beneficial Owner	Amount of Beneficial Ownership of Common Stock	Percent of Common Stock(1)
T. Rowe Price Associates, Inc.(2) 100 East Pratt Street Baltimore, MD 21201	2,844,900	9.51%
Barclays Global Investors, N.A.(3) 45 Fremont Street San Francisco, CA 94105	2,748,723	9.18%

(1)	Based on 29,928,657 shares of Common Stock outstanding as of the October 4, 2004 record date.

(2)	T. Rowe Price Associates (“Price Associates”) is a registered investment advisor. Price Associates serves as investment adviser to various individual and institutional investors, which own the shares. Price Associates has power to direct investments and/or power to vote the shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be beneficial owner of such shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares. As of August 31, 2004, of the shares set forth above, Price Associates had sole dispositive power with respect to 2,844,900 shares and had sole voting power for 551,200 shares.

(3)	Barclays Global Investors, N.A. (“Barclays”) is a registered investment advisor. In its capacity as an investment advisor, Barclays may have discretionary authority to dispose of or to vote shares that are under its management and custody. As a result, Barclays may be deemed to have beneficial ownership of such shares. Barclays does not, however, have any economic interest in the shares. The clients are the actual owners of the shares and have the sole right to receive and the power to direct the receipt of dividends or proceeds from the sale of such shares. Barclays is a subsidiary of Barclays PLC, a United Kingdom financial services company. As of June 30, 2004, of the shares set forth above, Barclays had sole dispositive power with respect to 2,748,723 shares and sole voting power with respect to 2,572,272 shares.

The following table provides information as of August 31, 2004, with respect to beneficial ownership for each Executive Officer, each present Director, each Director Nominee, and for all Executive Officers and Directors of the Company as a group.

Name of Beneficial Owner and Position	Amount of Beneficial Ownership of Common Stock(1)		Percent of Common Stock(2)
Dr. J. P. London Chairman, President, CEO and Nominee	843,507	(3)	2.82%
L. Kenneth Johnson President, U.S. Operations, CACI, INC.-FEDERAL	411,153	(4)	1.37%
Stephen L. Waechter Executive Vice President, Chief Financial Officer, Treasurer, and Director of Business Services	192,163	(5)	0.64%
Gregory R. Bradford Chief Executive, CACI Limited, and President, Information Solutions Group	285,251	(6)	0.95%
Jeffrey P. Elefante Executive Vice President, General Counsel, Secretary, and Director of Contract and Administrative Services	87,567	(7)	0.29%
Herbert W. Anderson Nominee	0		*(8)
Michael J. Bayer Director and Nominee	9,147	(9)	*
Peter A. Derow Director and Nominee	22,000	(10)	*
Richard L. Leatherwood Director and Nominee	33,000	(11)	0.11%
Barbara A. McNamara Director and Nominee	5,078	(12)	*
Arthur L. Money Director and Nominee	8,000		*
Dr. Warren R. Phillips Director and Nominee	12,515	(13)	*
Charles P. Revoile Director and Nominee	36,174	(14)	0.12%
Richard P. Sullivan Director	16,000	(13)	*
John M. Toups Director and Nominee	22,257	(14)	*
Larry D. Welch Director and Nominee	8,236		*
All Executive Officers, Directors, and Director Nominees as a Group (16 in number)	1,992,048		6.66%

(1)	All options exercisable currently or within the next six months are treated as exercised for shares of Common Stock.

(2)	Based on 29,928,657 shares of Common Stock outstanding as of the October 4 2004 record date.

(3)	Includes 478,334 shares currently exercisable.

(4)	Includes 371,634 shares currently exercisable.

(5)	Includes 166,500 shares currently exercisable.

(6)	Includes 203,500 shares currently exercisable, and 30,000 shares which are exercisable within the next six months.

(7)	Includes 70,750 shares currently exercisable.

(8)	The asterisk (*) denotes that the individual holds less than one tenth of one percent (0.1%) of outstanding Common Stock. This stock is included in the total percentage of outstanding Common Stock held by the Executive Officers and Directors shown above.

(9)	Includes 7,250 shares currently exercisable, and 750 shares which are exercisable within the next six months.

(10)	Includes 11,250 shares currently exercisable, and 750 shares which are exercisable within the next six months.

(11)	Includes 4,000 shares owned by Mr. Leatherwood’s wife, 15,250 shares currently exercisable, and 750 shares which are exercisable within the next six months.

(12)	Includes 3,750 shares currently exercisable, and 1,250 shares exercisable within the next six months.

(13)	Includes 11,250 shares currently exercisable, and 750 shares which are exercisable within the next six months.

(14)	Includes 15,250 shares currently exercisable, and 750 shares which are exercisable within the next six months.

Section 16(a) Beneficial Ownership Reporting

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s Officers and Directors and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Such Officers, Directors, and stockholders are required by SEC regulations to furnish the Company with copies of all such reports that they file.

Based solely on a review of copies of reports filed with the SEC and of written representations by certain Officers and Directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

EXECUTIVE OFFICERS

As of June 30, 2004, the Executive Officers of the Company were Dr. J. P. London, Chairman of the Board, President, and Chief Executive Officer, and the following four persons indicated in the table below.

Name, Age	Positions and Offices With the Company	Principal Occupations, Past Five Years
L. Kenneth Johnson, 57(1)	President, U.S. Operations, CACI, INC.-FEDERAL	President, CACI, Inc., 1999–2001, until its merger into CACI, INC.-FEDERAL.
Stephen L. Waechter, 54	Executive Vice President, Chief Financial Officer, Treasurer and Director of Business Services	Executive Vice President, Chief Financial Officer, Treasurer and Director of Business Services for the Company since 1999.
Gregory R. Bradford, 55	Chief Executive, CACI Limited, and President, Information Solutions Group	Chief Executive, CACI Limited since 2000, Managing Director, 1985–2000; President of Information Solutions Group (formerly the Company’s Marketing Systems Group) since 1994.
Jeffrey P. Elefante, 58	Executive Vice President, General Counsel, Secretary, and Director of Contract and Administrative Services
Executive Vice President of the Company since 1996; General Counsel, Secretary, and Director of Contract Services of the Company since 1992; Director of Administrative Services of the Company since 1998.

(1)	Mr. Johnson is retiring from the Company effective October 30, 2004.

EXECUTIVE OFFICER COMPENSATION

Compensation of Executive Officers

The following table summarizes the compensation of the named Executive Officers for the fiscal year ending June 30, 2004, compared with the two previous fiscal years. Annual compensation includes amounts awarded to, earned by or paid to Dr. J. P. London, the Company’s Chairman of the Board, President and Chief Executive Officer, and the four other named Executive Officers, including amounts deferred at an Executive Officer’s election.

Summary of Executive Officer Compensation

Long Term Compensation
Annual Compensation							Awards		Payouts
(a)	(b)	(c)		(d)		(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Fiscal Year	Salary $		Bonus $		Other Annual Compensation $	Restricted Stock Award $(1)	Options #	LTIP Payouts $(2)	All Other Compensation $(3)
J. P. London Chairman of the Board, President, and CEO	2004 2003 2002	500,790 444,600 400,000		1,842,719 1,356,572 1,252,242		— — —	608,081(4) 461,535(4) —	125,000 70,000 120,000	N/A N/A N/A	425,017 196,322 163,018
L. K. Johnson President, US Operations, CACI, INC.-FEDERAL	2004 2003 2002	354,000 322,500 307,000		1,158,824 970,306 843,911		— — —	207,564(4) 160,693(4) —	82,500 50,000 100,800	N/A N/A N/A	121,324 77,939 79,805
S. L. Waechter EVP, CFO, Treasurer, and Director of Business Services	2004 2003 2002	277,000 265,000 256,000		1,199,763 618,107 520,537		— — —	139,231(4) 167,137(4) —	52,500 36,000 65,000	N/A N/A N/A	87,328 63,054 51,669
G. R. Bradford Chief Executive CACI Limited, and President, Information Solutions Group	2004 2003 2002	225,098 222,285 200,732	(4) (4) (4)	404,589 125,852 275,826	(5) (5) (5)	58,617(6) 61,859(6) 55,580(6)	31,595(4) — —	16,500 27,000 110,000	N/A N/A N/A	68,526 75,955 72,311
J. P. Elefante EVP, General Counsel, Secretary, and Director of Contract and Administrative Services	2004 2003 2002	215,000 206,000 199,000		372,230 222,035 198,668		— — —	59,185(4) 43,522(4) —	26,250 15,000 12,000	N/A N/A N/A	48,640 45,156 43,143

(1)	Restricted Stock Awards were provided pursuant to the Management Stock Purchase Plan.

(2)	“LTIP” stands for Long-Term Incentive Plan. The Company does not provide a LTIP.

(3)	All other compensation includes vacation earned for the fiscal year, amounts contributed under the Company’s qualified and non-qualified pension plans, amounts paid by the Company for leased or owned automobiles, and service awards.

(4)	The value of the restricted stock awards at the end of fiscal year 2004 was $1,049,600 (London), $361,200 (Johnson), $298,200 (Waechter), $31,900 (Bradford), and $100,800 (Elefante). Such value is calculated by multiplying the closing market price for the stock on the last trading day of the Company’s fiscal year, by the number of restricted stock awards held by each Executive Officer on that date. The number of the restricted stock awards held by each Executive Officer at the end of fiscal year 2004 was 25,955 (London), 8,933 (Johnson), 7,375 (Waechter), 790 (Bradford), and 2,494 (Elefante). Restrictions cliff vest three years from the date of grant.

(5)	Mr. Bradford’s compensation is paid partly in British pounds sterling and is reported in this table in U.S. dollars at the average exchange rate in effect during the fiscal year. This currency conversion of pounds sterling to U.S. dollars causes Mr. Bradford’s reported salary and bonus to fluctuate from year to year.

(6)	Reimbursement was paid to Mr. Bradford (a U.S. Citizen) for out-of-pocket medical reimbursements, accountancy fees, and for his children’s tuition.

Stock Options

The table below contains information relating to stock options granted to the Executive Officers named above.

Option Grants During Fiscal Year 2004

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (column [e])
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name	Options Granted (#)(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)(2)	Expiration Date	5% ($)(3)	10% ($)(3)
J. P. London	125,000	17.2%	34.10	6/30/13	2,680,663	6,793,326
L. K. Johnson	82,500	11.4%	34.10	6/30/13	1,769,237	4,483,595
S. L. Waechter	52,500	7.2%	34.10	6/30/13	1,125,878	2,853,197
G. R. Bradford	16,500	2.3%	34.10	6/30/13	353,848	896,719
J. P. Elefante	26,250	3.6%	34.10	6/30/13	562,939	1,426,598

(1)	Option grants are permitted under the Company’s 1996 Stock Incentive Plan (the “1996 Plan”) described in the section of this Proxy Statement entitled “1996 Stock Incentive Plan.” Specific grants are determined by the Compensation Committee of the Board, subject to the annual limitations permitted under Section 422A of the Internal Revenue Code with respect to Incentive Stock Options. The shares granted are in the form of Non-Qualified Stock Options. The shares granted typically vest over a three-year period. The grants are exercisable for a period of ten years, so long as the Grantee remains an employee of the Company. The options will lapse if the Grantee leaves the Company before the exercise date, if the Grantee fails to exercise the options within 60 days of leaving the Company after the exercise date, or if the Grantee fails to exercise the options prior to the expiration date.

(2)	The exercise price of options granted under the 1996 Plan is equal to the closing price of the Common Stock on the date of grant, July 1, 2003.

(3)	The potential realizable value of the options assumes option exercise ten years from the date of grant and is calculated based upon the assumption that the market price of the underlying shares will increase over the ten-year period at the assumed annual rates, compounded annually. The assumed annual rates in this column are suggested by the SEC. The actual pre-tax value, if any, that an executive may realize will depend on the excess of the Common Stock price over the grant price (listed in this table as the “exercise price”) on the date the option is exercised, so that there is no assurance the value realized by an individual will be at or near the value estimated in this column.

Aggregated Option Exercises in Fiscal Year 2004, and Fiscal Year-End Option Values

(a)	(b)	(c)	(d)		(e)
	Shares Acquired On Exercise (#)	Value Realized ($)(1)	Number of Unexercised Options at June 30, 2004(#)		Value of Unexercised In-the-Money Options at June 30, 2004($)
Name			Exercisable	Unexercisable	Exercisable ($)	Unexercisable ($)(2)
J. P. London	0	0	388,334	201,666	7,746,112	1,564,830
L. K. Johnson	65,000	2,104,375	267,467	175,833	6,393,786	2,265,116
S. L. Waechter	40,000	1,641,320	102,000	111,500	2,206,830	1,330,690
G. R. Bradford	0	0	139,000	119,500	3,358,290	2,578,600
J. P. Elefante	0	0	44,000	49,250	1,118,010	576,995

(1)	Market value of underlying securities at exercise, minus the exercise price.

(2)	The value of unexercised in-the-money options is calculated by subtracting the exercise price from the market value of the Company’s stock at fiscal year-end (which was $40.44 per share, based on the closing price of the Common Stock as reported on the NYSE on June 30, 2004).

Employment Agreements

The Company has entered into agreements with certain Executive Officers for the purpose of providing those officers with a degree of security that will enhance the chances that they will remain with the Company, even when there is a planned or threatened change of control of the Company. Generally, the term of each agreement is one year with automatic one-year extensions each year thereafter. Each Executive Officer who is a party to one of these agreements may have his employment terminated by the Company without payment of any kind in the event of death, disability, or for cause as determined by the Board. In the event of termination for any other reason, the agreements provide that the Company will pay a severance payment equal to a number of months of the executive’s base salary. In the event of a termination, or resignation for “good reason,” within one year of the effective date of a change of control, as defined in the agreements, the agreements provide that the Company will pay a termination payment equal to a number of months of the executive’s base salary. The agreements restrict each executive’s rights to compete with the Company or to offer employment to Company employees following termination. Additional information about the agreements is provided below.

On August 17, 1995, the Company entered into an Employment Agreement with Dr. J. P. London, the Chairman of the Board, President, and Chief Executive Officer of the Company. The agreement provides for a salary of not less than $200,000 per year to be set by the Board, and participation in any bonus, incentive compensation, pension, profit-sharing, stock purchase, and stock option plan as well as annuity or group insurance, medical and other benefit plans maintained by the Company for its employees. The agreement also provides that the Company will reimburse business expenses incurred in the performance of Dr. London’s duties. Under the agreement, Dr. London’s severance payment is equal to 18 months of his current base salary. In the event Dr. London is terminated within one year following a change of control of the Company, Dr. London will receive a termination payment equal to 36 months of his current base salary.

The Company has entered into Severance Compensation Agreements with each of L. Kenneth Johnson (agreement dated September 1, 1999), Stephen L. Waechter (November 16, 2001), Gregory R. Bradford (July 22, 1999), and Jeffrey P. Elefante (July 22, 1999). The terms and provisions of these agreements are generally consistent with the description set forth above for Dr. London. In each case, the severance payment is equal to 12 months of the executive’s current base salary. In the event the executive’s employment is terminated within one year following a change of control of the Company, the executive will receive a termination payment equal to 24 months of his current base salary.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides additional information as of the end of the 2004 fiscal year, June 30, 2004, regarding shares of the Company’s Common Stock that may be issued upon the exercise of options and other rights under the Company’s existing equity compensation plans, categorized separately between (1) equity compensation plans approved by the Company’s stockholders and (2) equity compensation plans not required to be and therefore not submitted for approval to the Company’s stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Shareholders	2,805,638	$23.98	1,067,248
Equity Compensation Plans Not Approved by Shareholders	0	0	0
Total	2,805,638	$23.98	1,067,248

CORPORATE GOVERNANCE

Code of Ethics

The Company has adopted a Director’s Code of Business Ethics and Conduct and a Code of Ethics and Business Conduct Standards that apply, respectively, to our Directors and to all of our employees, including our Chief Executive Officer, Chief Financial Officer, Corporate Controller, and all of our principal executives. Each such Director and officer is required to review the applicable code of ethics and to certify compliance annually. There have not been any waivers of either code relating to any such officers or Directors. The Codes are available for review on our website at www.caci.com/about/dir_ethics.shtml and www.caci.com/about/ethics.shtml.

Committees and Meetings of the Board of Directors

It is the Company’s policy to encourage all Directors to attend in person its Annual Meeting of Shareholders each year as well as participate in person or, if not possible, via teleconference where feasible, in all Board of Directors and Committee meetings. Nevertheless, the Company recognizes that this may not always be possible due to conflicting personal or professional commitments. The Board held nineteen meetings during fiscal year 2004, which ended June 30, 2004. All Directors attended the 2003 Annual Meeting of Stockholders held on November 20, 2003. Each Director, while acting as Director, attended at least seventy-five percent (75%) of the total number of meetings held by the Board and Committees of the Board on which he/she served.

The Board had a Compensation Committee, an Executive Committee, an Audit Committee, an Investor Relations Committee, a Corporate Governance and Nominating Committee, and a Chairman’s Technical Advisory Panel, during fiscal year 2004.

Compensation Committee

The Compensation Committee consists of Directors Bayer, Leatherwood, Revoile, Sullivan, and Toups. The Board has determined that all Compensation Committee members are independent in accordance with the NYSE’s definition. Director Revoile serves as the Committee Chairman. The Compensation Committee administers the Company’s 1996 Stock Incentive Plan, Management Stock Purchase Plan, Director Stock Purchase Plan, and Employee Stock Purchase Plan; determines the benefits to be granted to key employees thereunder; is responsible for determining and making recommendations to the Board regarding compensation and benefits to be paid to Executive Officers of the Company; and maintains oversight of the Company’s Affirmative Action, and Small, Disadvantaged and Minority Subcontracting activities. The Compensation Committee met five times during fiscal year 2004. Director Revoile recuses himself from the voting on all specific officer compensation matters, including action on all IRS approved compensation plans. During fiscal year 2004, the members of the Compensation

Committee had no relationships with the Company other than their relationship as Directors, entitled to the receipt of standard compensation as Directors and members of certain Committees of the Board, and their relationship to the Company as stockholders. No person serving on the Compensation Committee or on the Board of Directors is an executive officer of another entity for which any of our Executive Officers serves on the board of directors or compensation committee. The Charter of the Compensation Committee is set forth on the Company’s website at www.caci.com. A report of the Compensation Committee regarding executive compensation appears below in this Proxy Statement.

Executive Committee

The Executive Committee consists of Directors Bayer, London, Phillips, Revoile, and Toups.(1) Director London serves as the Committee Chairman. The Executive Committee is responsible for providing Board input and authorization necessary in the interim between full Board meetings, and for identifying those items which merit consideration or action by the entire Board. The Executive Committee met four times during fiscal year 2004.

Audit Committee

The Audit Committee consists of Directors Derow, Leatherwood, McNamara, Money, and Phillips.(1) The Board has determined that all current Audit Committee members are independent in accordance with SEC and NYSE requirements. Director Leatherwood is the Committee Chairman and has served as such since November 20, 2003. The Audit Committee is responsible for overseeing and reviewing the Company’s financial information that will be provided to stockholders and others, the system of internal controls established by management and the Board, and the annual audit conducted by the independent accountants. The Audit Committee met four times during fiscal year 2004. The Charter of the Audit Committee is attached to this Proxy Statement as Appendix A. The Charter is also set forth on the Company’s website at www.caci.com. A report of the Audit Committee appears below in this Proxy Statement.

Investor Relations Committee

The Investor Relations Committee consists of Directors Derow, Revoile, Sullivan, Toups, and Welch.(2) Director Sullivan is the Committee Chairman and has served as such since November 20, 2003. The Investor Relations Committee is responsible for monitoring the strategic direction and overall status of the Company’s investor relations program and associated activities. The Investor Relations Committee met four times during fiscal year 2004.

Corporate Governance and Nominating Committee(3)

The Corporate Governance and Nominating Committee consists of Directors Bayer, Phillips, Revoile, and Toups.(4) The Board has determined that all current Corporate Governance and Nominating Committee members are independent in accordance with the NYSE’s definition. Dr. Phillips serves as the Committee Chairman. The Corporate Governance and Nominating Committee is responsible for recommending to the Board the general criteria and qualifications for membership on the Board; identifying and selecting individuals to be nominated for election to the Board; recommending the number of Directors to be elected each year (within the bounds established by the Company’s By-Laws); developing and recommending to the Board a set of general corporate governance principles; and periodically reviewing, evaluating, and proposing revisions thereto. The Committee met two times during fiscal year 2004. The Charter of the Corporate Governance and Nominating Committee is set forth on the Company’s website at www.caci.com.

(1)	William Snyder served as a member of the Committee until November 20, 2003.

(2)	William Snyder served as the Chairman of the Committee until November 20, 2003.

(3)	The Board Configuration or Nomination Committee was renamed the Corporate Governance and Nominating Committee on November 20, 2003.

(4)	William Snyder served on the Committee until November 20, 2003.

Chairman’s Technical Advisory Panel

The Chairman’s Technology Advisory Panel (“Panel”) consists of Directors Bayer, London, McNamara, Money, Phillips, and Welch. Dr. London serves as the Chairman of the Panel. The Panel supports the Company’s strategic planning initiatives by assessing marketplace occurrences and technology developments including those related to networking, homeland security, and intelligence and by directing and supporting the activities of the CACI Advisory Board. The Panel met six times during fiscal year 2004.

Criteria for Determining Board and Committee Independence

The Board has affirmatively determined that ten of the eleven current Directors are independent in accordance with the NYSE’s definition. Because of Dr. London’s service as President and Chief Executive Officer of the Company, he is not independent as defined by the NYSE rules. NYSE rules require the Company’s Board of Directors to adopt criteria and apply those criteria to making an affirmative determination whether each Director is “independent” in accordance with the NYSE definition. The following criteria have been applied by the Board in making its affirmative determination of independence with respect to all current Directors:

•	No Material Relationship. The director must not have any material relationship with the Company or its subsidiaries apart from his/her service as a director. In making this determination, the Board considers all relevant facts and circumstances, including commercial, charitable, and familial relationships that exist, either directly or indirectly, between the director and the Company.

•	Employment. The director must not have been an employee of the Company or any of its subsidiaries at any time during the past three years. In addition, a member of the director’s immediate family (including the director’s spouse; parents; children; siblings; mothers-, fathers-, brothers-, sisters-, sons- and daughters-in-law; and anyone who shares the director’s home, other than household employees) must not have been an executive officer of the Company or any of its subsidiaries in the prior three years.

•	Other Compensation. The director and all of his/her immediate family members must not have received direct compensation from the Company or any of its subsidiaries, other than in the form of director fees, pension or other forms of deferred compensation, during the past three years.

•	Auditor Affiliation. The director must not have been affiliated with, or employed by, the Company’s internal or external auditors during the past three years. In addition, a member of the director’s immediate family cannot have been employed in a professional capacity by the internal or external auditor during the past three years.

•	Interlocking Directorships. During the past three years, the director cannot have been employed by another entity where one of CACI’s executives served on the compensation committee. In addition a member of the director’s immediate family cannot have been an executive officer of such entity.

•	Business Transactions. The director must not be an employee of another entity that, during any one of the past three years, received payments from the Company or any of its subsidiaries, or made payments to the Company or any of its subsidiaries, for property or services that exceed the greater of $1 million or two percent (2%) of the other entity’s annual consolidated gross revenues. In addition, a member of the director’s immediate family cannot have been an executive officer of another entity that, during any one of the past three years, received payments from the Company, or made payments to the Company, for property or services that exceed the greater of $1 million or two percent (2%) of the other entity’s annual consolidated gross revenues.

•	Independent Judgment. The director must not have any other relationship or affiliation with the Company or another entity that will, in the judgment of the Board, interfere with the exercise of independent judgment by the director.

Nominating Process

The Company’s By-Laws describe the procedure by which the Board, a Board Committee, or stockholder who is entitled to vote and meets the By-Laws’ advance notification requirements may recommend a candidate for nomination as a Director.(1) The Corporate Governance and Nominating Committee is tasked with, among other things, identifying and recommending prospective Director nominees.(2) It is the Committee’s policy to consider similarly, irrespective of the source of the nomination, all Director nominee recommendations properly presented in accordance with the prescribed By-Law requirements on the basis of the potential Director nominee’s background and business experience. The criteria that the Committee uses in assessing potential Director nominees is set forth in the Corporate Governance and Nominating Committee’s Charter, which is available at the Company’s website, www.caci.com.

Stockholder Communications with Directors

Stockholders may communicate directly with the Company’s Board of Directors or any Director or Committee member, including Audit Committee members, by sending correspondence to such individual c/o CACI International Inc, 1100 North Glebe Road, Arlington, Virginia 22201, ATTN: Jeffrey P. Elefante, Corporate Secretary. It is the Company’s policy to forward directly to the Directors all such communications addressed to them and delivered to the Company at the above stated address.

Non-Management Executive Sessions

Pursuant to NYSE requirements, executive sessions of non-management Directors will be held during fiscal year 2005. The Chairman of the Corporate Governance and Nominating Committee will serve as the presiding Director at all such meetings.

(1)	The Company’s By-Laws describe the information submission and advanced notification requirements for stockholder recommendations of Director nominees. The Company’s By-Laws however do not obligate the Company to include information about the candidate in the Company’s proxy materials, nor do they require the Company to permit the stockholder to solicit proxies for the candidate using Company proxy materials. For the Company’s 2005 Annual Meeting of Stockholders, stockholder notice of a potential Director nominee must be received by the Corporate Secretary at CACI International Inc, 1100 North Glebe Road, Arlington, Virginia 22201 by July 3, 2005. The By-Laws are available by writing to the Corporate Secretary at the above- stated address.

(2)	From time to time, the Company may utilize a third party to assist in identifying and qualifying potential Director nominees.

COMPANY STOCK PERFORMANCE CHART

The following charts show how $100.00 invested as of June 30, 1999, in shares of the Company’s Common Stock would have grown during the five-year period ending June 30, 2004, as a result of changes in the Company’s stock price, compared with: (a) $100.00 invested in the Russell 2000 Stock Index and in the previous Company-selected peer group of companies (“Former Company Peer Group”), and (b) $100.00 invested in the Russell 2000 Stock Index and the current Company-selected peer group of companies (“Current Company Peer Group”).

The Russell 2000 Stock Index was chosen because it represents companies of a comparable market capitalization (market capitalization ranging from $1.95 billion to $70 million as of July 30, 2004). Approximately one third of the companies represented in the Russell 2000 Stock Index are listed on the New York Stock Exchange.

The Company selected the Current Company Peer Group to better reflect its four major areas of expertise or service offerings. By contrast, the number of companies in the Former Company Peer Group had declined since 2000 as a result of several being acquired. As a group, the remaining companies of the Former Company Peer Group no longer adequately reflected the areas of expertise or service offerings related to those conducted by the Company. The Current Company Peer Group consists of the following companies listed by areas of expertise or service offerings. Systems integration: Accenture, Anteon International Corporation, BearingPoint, Inc., CACI International Inc, Computer Sciences Corporation, Electronic Data Systems Corporation, SRA International, Inc., and Titan Corporation. Engineering services: Accenture, Anteon International Corporation, CACI International Inc, SRA International, Inc., Titan Corporation. Managed network services: CACI International Inc, Computer Sciences Corporation. Knowledge management: CACI International Inc, Sourcecorp, Inc.

The historical information set forth below is not necessarily indicative of future performance.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
CURRENT COMPANY PEER GROUP

	Base			Index Returns
Company/Index Name	1999	2000	2001	2002	2003	2004
CACI International Inc	$100.00	$86.67	$208.89	$339.47	$304.89	$359.47
Russell 2001 Index	100.00	114.32	114.97	105.08	103.36	137.85
Current Company Peer Group	100.00	86.93	93.16	69.49	50.95	59.92

FORMER COMPANY PEER GROUP

	Base			Index Returns
Company/Index Name	1999	2000	2001	2002	2003	2004
CACI International Inc	$100.00	$86.67	$208.89	$339.47	$304.89	$359.47
Russell 2001 Index	100.00	114.32	114.97	105.08	103.36	137.85
Former Company Peer Group	100.00	87.50	93.05	67.52	45.95	48.38

1996 STOCK INCENTIVE PLAN

The 1996 Stock Incentive Plan (the “1996 Plan”) was originally approved by the stockholders at the November 14, 1996 Annual Meeting.

The Company’s 1996 Plan is intended to advance the best interests of the Company and its subsidiaries by providing key employees who have substantial responsibility for corporate management and growth with additional incentives through the acquisition of Company securities, thereby increasing the personal stake of these key employees in the success of the Company and encouraging them to remain in the employ of the Company and its subsidiaries. In addition, to accomplish these goals the 1996 Plan is intended to provide additional incentive to highly qualified candidates to accept employment with the Company, particularly where they may be required to forfeit in-the-money options to move to CACI.

The 1996 Plan is administered by the Board’s Compensation Committee. At least annually, the Compensation Committee meets to designate eligible employees, if any, to receive grants under the 1996 Plan and the type, amount, dates, and terms of any grants to be made. The Compensation Committee determines specific grants, subject to the annual limitations permitted under Section 422A of the Internal Revenue Code (the “Code”) pertaining to Incentive Stock Options.

Current participation in the 1996 Plan may be in the form of an award of (1) options to purchase Common Stock intended to qualify as incentive stock options, as defined in Section 422A of the Code, (2) options not qualifying under Section 422A (i.e., non-qualified options), (3) shares of stock or stock units at no cost or at a purchase price set by the Committee, subject to restrictions and conditions determined by the Committee, (4) unrestricted shares of stock at prices set by the Committee, and (5) rights to acquire shares of Common Stock upon attainment of performance goals specified by the Committee. Amendments to the 1996 Plan being proposed however would eliminate the award of any grants at less than fair market value. Only non-qualified stock option grants and restricted stock units, priced at market on the day of grant, have been awarded under the 1996 Plan. Awards made to senior executives in fiscal year 2004 were in the form of non-qualified options.

Awards may be granted under the 1996 Plan to officers, employees, and Directors of the Company or any of its subsidiaries. No employee may be granted awards under the 1996 Plan with respect to more than 300,000 shares in any calendar year. The 1996 Plan does not allow an award of Stock Appreciation Rights, or the repricing of previously granted awards. The total number of shares of Common Stock that previously have been authorized for issuance pursuant to the 1996 Plan is 5,950,000. Presented for consideration at the 2004 Annual Meeting of Stockholders are amendments to the Company’s 1996 Stock Incentive Plan that would, among other things, increase by 1,500,000 shares the number of Common Stock authorized to be issued pursuant to the 1996 Plan.

The full text of the 1996 Plan as amended by the Company’s Board of Directors on September 22, 2004, is attached at Appendix B.

OTHER COMPENSATION PLANS

At various times in the past, the Company has adopted certain broad-based employee benefit plans in which the Executive Officers are permitted to participate on substantially the same terms as other employees who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under these Company plans. Under the CACI $MART PLAN (a deferred compensation plan established pursuant to the provisions of Section 401(k) of the Internal Revenue Code) (the “$MART PLAN”), participants select from a variety of investment options, including a CACI Common Stock investment option. The $MART PLAN authorizes employees to contribute up to fifteen percent (15%) (subject to certain annual limitations) of their total compensation. The Company provides matching contributions of fifty percent (50%) of the amount of the employee’s contribution up to six percent (6%) of the employee’s total cash compensation. Company contributions vest one hundred percent (100%) after three years. In addition, the Company may make discretionary profit sharing contributions to the $MART PLAN. However, no such discretionary contributions were made in 2004. The Common Stock investment option in the $MART PLAN provides an additional way to link officer and employee interests more directly to that of stockholders. The Company also provides a non-qualified deferred compensation plan, the CACI non-qualified Executive Retirement Plan, which allows officers at the vice president level and above to defer up to fifty percent (50%) of their base salary and up to one hundred percent (100%) of their bonus and/or sales commission compensation into a tax deferred trust. For executive employees who participate in such plan, the Company contributes an amount equal to five percent (5%) of compensation that exceeds the current annual compensation limit as set forth in Section 401(a)(17) of the Internal Revenue Code — $205,000 for the year 2004 — in order to compensate for the effective cap on Company contributions to the $MART PLAN applicable to highly compensated individuals as a result of discrimination testing of the $MART PLAN.

OTHER STOCK PLANS

The Company has adopted a variety of stock plans, in which selected Company officers who substantially influence the profitability of the Company are permitted to participate in order to provide additional compensation to those employees, to assist in their retention, and to encourage stock ownership among them. The stock plans are: (1) the CACI Executive Stock Bonus Plan to allow eligible Executive Officers to take Common Stock in lieu of cash bonuses annually; (2) the CACI Officer Stock Deposit Program to allow eligible Executive Officers to deposit annually a one-time minimum of 2,500 shares (up to a maximum cumulative deposit of 25,000 shares) of Common Stock in a trust account established by the Company to qualify for a Company award of twenty percent (20%) of their deposit amount in non-qualified stock options; (3) the Director Stock Purchase Plan, which is designed to allow Directors to elect to receive Restricted Stock Units (“RSUs”), which vest three (3) years from the date of award, at the market price for CACI Stock on the date of award in lieu of up to fifty percent (50%) of their annual retainer fees; and (4) the Management Stock Purchase Plan, which provides senior executives with stock-holding requirements a mechanism to acquire RSUs in lieu of up to thirty percent (30%) of their annual bonus. A twenty percent (20%) deferral in the plan is mandatory; executives may elect to defer an additional ten percent (10%). RSUs are awarded under the Management Stock Purchase Plan at eighty-five percent (85%) of the market price of CACI stock on the date of award. RSUs vest three (3) years from the date of award.

In 1999 and 2002 respectively, the Company adopted and amended stock-holding guidelines for senior executives involved in corporate strategy formulation and those in a position to influence overall corporate performance and value. Under the CACI Executive Stock Ownership Guidelines Plan, stock ownership guidelines are based on a multiple of the executive’s salary determined by the executive’s position with the Company. The Company has also adopted stock-holding guidelines for non-employee Directors. The purpose of the stock-holding guidelines is to align the interests of Directors with those of stockholders, and thereby link business strategy with stockholder value. The CACI Board of Director Stock Ownership Guidelines Plan was adopted by the Compensation Committee, and became effective on July 1, 2002. Under the CACI Board of Director Stock Ownership Guidelines Plan, stock ownership guidelines are based on a multiple of the Director’s annual retainer (exclusive of Committee fees, expenses, and extra meeting fees).

PROPOSAL 2: RATIFICATION OF AUDITORS

On September 22, 2004, the Audit Committee appointed Ernst & Young LLP, Certified Public Accountants, as auditors to examine and report on the Company’s financial statements for the fiscal year ending June 30, 2005. At the Annual Meeting, stockholders will vote on whether to ratify the selection of Ernst & Young LLP. If a quorum is present, the vote of the holders of a majority of the shares of stock and entitled to vote in person or by proxy at the Annual Meeting will be required to ratify such selection. Broker non-votes will not be considered entitled to vote for this purpose. This will be the last year the Company will seek stockholder ratification of the appointment of the Company’s auditors.

Representatives of Ernst & Young LLP are expected to attend the Annual Meeting. Ernst & Young LLP’s representatives will have the opportunity to make a statement if they so desire and they will be available to respond to appropriate questions.

The Board recommends that stockholders vote FOR ratification.

AUDITOR FEES

Fees Paid to Ernst & Young LLP

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Ernst & Young LLP.

	June 30,
	2004	2003
Audit Fees(1)
• Annual audit and quarterly reviews of the consolidated financial statements	$376,400	$336,500
• Additional audit procedures for 2004 as a result of the Defense and Intelligence Group (“D&IG”) of an American Management Systems, Inc. acquisition	45,000	—
• Statutory audits of subsidiaries	55,989	46,000
Total Audit Fees	$477,389	$382,500

(1)	Audit services of Ernst & Young LLP for 2004 consisted of the examination of the consolidated financial statements of the Company and quarterly review of financial statements.

Audit-Related Fees(1)
• Employee benefit plans	$19,380	$18,000
• Advisory and due diligence services related to acquisitions	599,969	—
• Audits of the financial statements of D&IG for the years ending December 31, 2003, 2002, and 2001	489,600	—
• Fees in connection with the implementation of the requirements of Section 404 of the Sarbanes-Oxley Act	75,100	—
Total Audit-Related Fees	$1,184,049	$18,000
Tax Fees(2)
• Tax advisory fees	$20,000	$15,854
Total Tax Fees	$20,000	$15,854
All Other Fees(3)	$—	$54,018
Total	$1,681,438	$470,372

PROPOSAL 3: APPROVAL OF AMENDMENTS TO THE 1996 STOCK INCENTIVE PLAN

On August 14, 1996, the Board adopted the 1996 Stock Incentive Plan (the “1996 Plan”). The 1996 Plan was approved by the stockholders at the November 14, 1996 Annual Meeting. The 1996 Plan is more fully described in the section entitled “1996 Stock Incentive Plan.”

On September 22, 2004, the Company’s Board of Directors approved certain changes to the 1996 Stock Incentive Plan. The full text of the 1996 Plan, as amended on September 22, 2004, is attached as Appendix B. Stockholders are asked to approve the 1996 Plan as amended. A summary of the most significant changes is as follows.

The number of shares of Common Stock authorized for issuance under the 1996 Plan is increased by 1,500,000 shares (5.01% of the Company’s issued and outstanding Common Stock as of October 4, 2004) to an aggregate number of 7,450,000 shares since Plan inception.

The number of aggregate shares of Conditioned Stock Awards, Unrestricted Stock Awards, or Performance Share Awards which may be granted during the term of the Plan is increased from 300,000 shares to 750,000 shares. Such shares are included in the 1,500,000 requested.

All Stock Options and other stock awards granted under the 1996 Plan shall be valued at not less than one hundred percent (100%) of the Fair Market Value at the date of grant.

The maximum term for the exercise of all Stock Options and stock awards under the 1996 Plan is decreased from ten (10) to seven (7) years.

The Reload Option applicable to Stock Options granted under the 1996 Plan is deleted.

The Board believes that these amendments, including the addition of 1,500,000 shares to the 1996 Plan, will benefit the Company and its stockholders by allowing the Company to continue to achieve the objectives of the 1996 Plan: (i) to increase the stake of key employees and executives in the success of the Company; (ii) to align the interests of awardees under the 1996 Plan more closely with the interests of the stockholders; (iii) to keep pace with the Company’s increase in number of employees due to both the Company’s internal growth and outside

(1)	Audit-Related Fees consist of fees paid to Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.

(2)	Tax Fees consist of professional services rendered for tax advice, compliance, and planning.

(3)	“All Other Fees” are fees that are paid to Ernst & Young LLP for services not included in the first three categories, including valuation services performed prior to Ernst & Young LLP becoming the Company’s principal accountants.

acquisition activities; and (iv) to aid the Company in its efforts to recruit and retain highly qualified individuals. The Board further believes that the Company’s financial performance and the resulting performance of the Common Stock indicate that such benefits of the 1996 Plan could more than offset any dilution of the interests of public stockholders resulting from additional awards under the 1996 Plan. Moreover, the Board believes that the proposed amendments to the 1996 Plan will not result in an unacceptable level of dilution to stockholders. In addition, under the amendments to the1996 Plan, no more than an aggregate 750,000 shares may be granted as Conditioned Stock Awards, Unrestricted Stock Awards, or Performance Share Awards. The 1996 Plan does not allow the repricing of previously granted awards.

The Company is seeking stockholder approval of the 1996 Plan, as amended, as it is set forth in its entirety in Appendix B.  Approval of the amended Plan is being submitted to a vote of the stockholders because stockholder approval is required to (1) provide option holders with the opportunity for beneficial incentive stock option treatment under the Internal Revenue Code and (2) satisfy applicable NYSE listing standards that, in general, require stockholder approval of equity plans.

The Company is also subject to Section 162(m) of the Internal Revenue Code, which prohibits the Company from claiming a federal income tax deduction for compensation in excess of $1 million paid in a given fiscal year to the Chief Executive Officer and the four most highly compensated Executive Officers other than the Chief Executive Officer at the end of that fiscal year. The $1 million does not apply to “performance-based compensation.” Under applicable rules, options and awards granted under a stock incentive plan that has been approved by the stockholders of a publicly held corporation and that meet other criteria will qualify as “performance-based compensation” under Section 162(m). As part of the Section 162(m) requirements, the plan must state a maximum number of awards that a participant may receive in any one year; the 1996 Plan sets a limit of 300,000 shares.

If a quorum is present at the Annual Meeting, NYSE rules provide that stockholder approval of this proposal will require a majority of the total votes cast on the proposal in person or by proxy, provided that the total vote cast represents over fifty percent (50%) of all securities entitled to vote on the proposal. Although they will be counted for quorum purposes, broker non-votes will not be treated as votes cast.  Abstentions, which are also counted for quorum purposes, will be treated as votes cast. With respect to shares held in street name, brokers will not have discretionary authority in this matter and may not cast a vote on the approval of the amended 1996 Plan without instructions from the beneficial owner of the shares.

The Board recommends that stockholders vote FOR the amendment of the 1996 Plan.

PROPOSAL 4: ADJOURNMENT OF THE MEETING IF NECESSARY
TO PERMIT FURTHER SOLICITATION OF PROXIES

If, at the time the Company convenes the Annual Meeting, the total vote cast on Proposal 3 above is insufficient to meet NYSE requirements for approval of that proposal, Proposal 3 could not be approved unless the Company adjourns the Annual Meeting to reconvene at a later date in order to permit management to solicit additional proxies. In order to allow proxies received at the time of the Annual Meeting to be voted for such an adjournment, if necessary, the Company is submitting the question of adjournment under those circumstances to you, our stockholders, as a separate procedural matter for your consideration. If a quorum is present, the vote of the holders of a majority of the shares present, or represented, and entitled to vote at the Annual Meeting will be required to approve any such adjournment to a later date.

If it is necessary to adjourn the Annual Meeting of Stockholders to a later date and the adjournment is for a period of less than 30 days, then the Company will not be required to give any additional notice of the time and place of the adjourned meeting to stockholders other than an announcement at the Annual Meeting. The Company expects that stockholders will take final action to elect Directors and to vote on Proposal 2 on the scheduled date of the Annual Meeting (December 1, 2004), regardless of whether the meeting is adjourned to a later date for further consideration of Proposal 3.

COMPENSATION COMMITTEE REPORT
FOR FISCAL YEAR 2004

The Company’s executive compensation policies and practices are overseen by the Compensation Committee of the Board of Directors (the “Committee”). In fiscal year 2004 the members of the Committee were Michael J. Bayer, Richard L. Leatherwood, Charles P. Revoile, Richard P. Sullivan, and John M. Toups. Each Committee member is a non-employee Director and meets the independence requirements established by the New York Stock Exchange. Committee actions concerning executive officer compensation are subject to full Board review. Award decisions under the Company’s 1996 Employee Stock Incentive Plan, however, are delegated exclusively to the Committee.

Set forth below is the report of the Committee for fiscal year 2004 addressing the Company’s executive compensation policies for fiscal year 2004 as they affected (1) Dr. London and (2) Messrs. Bradford, Elefante, Johnson, and Waechter, who were the Company’s Executive Officers (“Executive Officers”).

Executive Compensation Policies

Executive Officers’ compensation levels are intended to be fair (but not excessive) and competitive with similar sized companies in the Company’s industry. In setting compensation levels, the Committee takes into account both objective and subjective performance criteria, including: (1) the Company’s after-tax earnings; (2) actual versus target operating performance in terms of revenue and after-tax earnings; (3) each officer’s initiative and contributions to overall performance; (4) achievement of specific, pre-set strategic objectives; (5) managerial ability; and (6) performance of special projects.(1) Incentive compensation programs typically include performance thresholds, below which either no bonus or a significantly reduced bonus is paid. It is the Committee’s intent by considering these criteria to tie a significant portion of the Executive Officers’ compensation to Company performance.

The Company uses stock-based compensation to the Executive Officers as a means of (1) aligning the interests of management with those of the stockholders, and (2) retaining key executives through the use of stock option awards and restricted stock units with future exercise dates. The Executive Officers may participate in: (1) the Company’s 1996 Employee Stock Incentive Plan; (2) the Executive Stock Bonus Plan; (3) the Officer Stock Deposit Program; and (4) the Management Stock Purchase Plan (such Plans are described elsewhere in this Proxy Statement). For fiscal year 2004, awards of options and restricted stock units under the 1996 Employee Stock Incentive Plan were made based on achievement of certain performance measures.

Executive Officers also are permitted to participate in certain broad-based employee benefit plans on substantially the same terms as other employees who meet applicable eligibility criteria, subject to any legal limitation placed on the amounts that may be contributed or the benefits that may be payable under such plans. For example, the Company makes matching contributions to the Company’s voluntary 401(k) $MART PLAN on behalf of the Executive Officers based on the amount of each Executive Officer’s contributions to the Plan and on the Company’s profits for each fiscal year and to the CACI Non-Qualified Executive Retirement Plan based on the Executive Officer’s compensation. The Executive Officers may elect to contribute a percentage of their compensation to the CACI Non-Qualified Executive Retirement Plan as more fully described above.

Relationship of Executive Compensation to Company Performance

Compensation paid to the Executive Officers in fiscal year 2004 (as reflected in the Summary of Executive Officer Compensation table included in this Proxy Statement) consisted primarily of base salary and performance bonus, along with specific stock option and restricted stock unit grants (as reflected in the Option Grants During Fiscal Year 2004 table included in this Proxy Statement).

Compensation plans for fiscal year 2004 were developed late in fiscal year 2003 following a review of compensation to ascertain the compensation levels that would be necessary or desirable to maintain the Company’s compensation structure on a competitive basis, and to provide appropriate incentive for achieving desired Company

(1)	The Committee also considers cost-of-living and expatriate adjustments for Executive Officers serving outside the United States. At present, Mr. Bradford, Chief Executive and President of CACI Limited, a Company subsidiary in the United Kingdom, is the only Executive Officer serving abroad. Mr. Bradford is not paid a cost-of-living or expatriate adjustment.

performance. Specific performance targets were established and incorporated into fiscal year business plans that were developed by the Executive Officers under the supervision of the Chief Executive Officer and approved by the Board of Directors.

The approved fiscal year business plans were used as the basis for the Company’s performance bonus plans, which provided for bonus payments to Executive Officers based on actual versus target operating performance in terms of after-tax earnings for the Company as a whole; and for those Executive Officers in charge of an operating unit, for the Executive Officer’s particular unit. These plans provided for (1) no bonus payment for performance below a pre-set minimum profit threshold; (2) payment of a base bonus for performance that exceeded the minimum profit threshold; and (3) payment of an enhanced bonus at increasing percentage levels as performance met or exceeded additional pre-set profit levels.

The Company’s incentive compensation plans also allowed for payment of additional compensation on the basis of achievement of (1) specific, pre-set strategic objectives and (2) an evaluation of each Executive Officer’s initiative and contributions to overall performance apart from quantitative financial performance. Payments pursuant to such subjective criteria were determined at or close to the end of fiscal year 2004 after discussions among the Committee and, for all Executive Officers other than Dr. London, after discussions between the Committee and Dr. London.

Chief Executive Officer Compensation

The Committee’s approach to setting the Chief Executive Officer’s compensation, as in the case of the other Executive Officers, is to tie a significant portion of his compensation to Company performance while seeking to be competitive with other similar sized companies in the Company’s industry and to provide the Chief Executive Officer with some certainty as to the level of his compensation through base salary. The Committee believes that this approach appropriately rewards the Chief Executive Officer for achievement of Company performance goals.

Dr. London’s salary and bonus compensation for fiscal year 2004 was Two Million Nine Hundred Fifty One Thousand Five Hundred Ninety Dollars ($2,951,590) an increase of Six Hundred Eighty Eight Thousand Eight Hundred Eighty Three Dollars ($688,883) from fiscal year 2003 as a result of the operation of Dr. London’s incentive compensation plan applied to the Company’s after-tax earnings in fiscal year 2004.

Dr. London’s fiscal year 2004 incentive compensation was based on the Company’s net after-tax profit, both for individual quarters within the fiscal year and for the fiscal year as a whole. Dr. London was entitled to a bonus based on each quarter’s net after-tax profit so long as that profit was equal to or exceeded the net after-tax profit for the same quarter of fiscal year 2003, and a larger, variable bonus upon reaching or exceeding a predetermined threshold net after-tax profit level for the fiscal year. During fiscal year 2004, by operation of the applicable bonus formulae, Dr. London earned Two Million Four Hundred Fifty Thousand Eight Hundred Dollars ($2,450,800) in aggregate incentive compensation for quarterly and annual net after-tax profit results for the fiscal year.

The Committee believes that in view of the Company’s performance for the year, Dr. London’s compensation for fiscal year 2004 was reasonable.

In June, 2004, the Committee and the Board of Directors approved a bonus arrangement for Dr. London for fiscal year 2005 which ties a significant portion of Dr. London’s compensation to the achievement by the Company of certain profit results during fiscal year 2005.

RESPECTFULLY SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Michael J. Bayer	Richard P. Sullivan
Richard L. Leatherwood	John M. Toups
Charles P. Revoile

AUDIT COMMITTEE REPORT FOR FISCAL YEAR 2004

The members of the Company’s Audit Committee are Peter A. Derow, Richard L. Leatherwood, Barbara A. McNamara, Arthur L. Money, and Warren R. Phillips.

The actions of the Committee are accomplished pursuant to the Audit Committee Charter (copy attached) that was first adopted by the Board of Directors in June, 1994 and has been reviewed and amended as necessary annually since that date. Each member of the Audit Committee qualifies as “independent” in accordance with the requirements of New York Stock Exchange Listed Company Manual, Sections 303.01(B)(2)(a) and (3). In fulfilling its responsibilities as set forth in the Audit Committee Charter, the Committee has accomplished the following:

1.	It has reviewed and discussed the audited financial statements with management;

2.	It has discussed with the independent auditors, Ernst & Young LLP, the matters required to be discussed by Statement of Accounting Standards (SAS) 61 (Codification of Statements on Auditing Standards, AU380) as modified or supplemented through August 1, 2004;

3.	It has received the written disclosures and the letter from Ernst & Young LLP, required by Independence Standards Board’s Standard No. 1 (Independence Discussions with Audit Committees) as modified or supplemented through August 1, 2004;

4.	It has discussed with Ernst & Young LLP its independence under Independence Standards Board’s Standard No. 1 (Independence Discussions with Audit Committees); and

5.	Based on the review and discussions described in subparagraphs (1) through (4) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

RESPECTFULLY SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Peter A. Derow	Arthur L. Money
Richard L. Leatherwood	Warren R. Phillips
Barbara A. McNamara

AUDIT COMMITTEE AND FINANCIAL EXPERT

The Board of Directors has determined that all members of the Audit Committee are financially literate as interpreted by the Board in its business judgment in accordance with NYSE Listed Company Manual Section 303A.7(i) requirements. The Board of Directors has determined that the Company’s Audit Committee contains at least one Audit Committee financial expert, Richard L. Leatherwood, as the term is defined under applicable SEC regulations and therefore also meets the accounting and related financial management expertise requirements of the NYSE rules. Mr. Leatherwood is “independent” as that term is used in Schedule 14A, Item 7(d)(3)(iv) under the Securities Exchange Act of 1934, as amended.

SOLICITATION

The cost of solicitation of proxies will be borne by the Company. The firm of Morrow & Co., Inc. has been retained to assist in soliciting proxies at a fee not to exceed $6,500, plus expenses. The Company may also reimburse banks, brokers, nominees, and other fiduciaries for postage and reasonable clerical expenses incurred by them in forwarding the proxy material to their principals. Proxies may be solicited without extra compensation by certain Officers, Directors and other employees of the Company, by telephone or telegraph, by personal contact, or by other means.

FUTURE STOCKHOLDER PROPOSALS

In order to be included in the proxy materials for the 2005 Annual Meeting, stockholder proposals must be received by the Secretary of the Company at 1100 North Glebe Road, Arlington, Virginia 22201 no later than June 24, 2005.

AVAILABILITY OF FORM 10-K

The Company will provide without charge to each person solicited by this Proxy Statement a copy of its Annual Report on Form 10-K for the fiscal year ending June 30, 2004, including financial statements and financial statement schedules but excluding the exhibits to Form 10-K. The Form 10-K includes a list of the exhibits that were filed with it, and the Company will furnish a copy of any such exhibit to any person who requests one upon the payment of our reasonable expenses in providing the requested exhibit. For further information, contact David Dragics, Vice President, Investor Relations, CACI International Inc, 1100 North Glebe Road, Arlington, Virginia 22201, telephone 703-841-7800. The Company’s Annual Report on Form 10-K and its other filings with the SEC, including the exhibits, are also available for free on our Internet site (www.caci.com) and the SEC’s Internet site (www.sec.gov).

OTHER MATTERS

As of this date, the Board knows of no business which may properly come before the meeting other than that stated in the Notice of Meeting accompanying this Proxy Statement. Should any other business arise, proxies given in the accompanying form will be voted in accordance with the discretion of the person or persons named therein.

By Order of the Board of Directors
Jeffrey P. Elefante, Secretary

Arlington, Virginia
Dated: October 22, 2004

APPENDIX A
AUDIT COMMITTEE CHARTER
Adopted August 2004

The CACI Audit Committee is a committee of the Board of Directors. Its primary responsibilities are to assist the Board of Directors in fulfilling its oversight of: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with applicable legal and regulatory requirements; (iii) the independence and qualifications of the Company’s independent auditors; and (iv) the performance of the Company’s internal and independent auditors.

Committee Composition:

1.	The Committee shall be composed of at least three (3) independent directors, as defined in applicable regulations and listing standards.

2.	Each member of the Committee must be found by the Board of Directors to be financially literate, as defined in applicable regulations and listing standards, or must become so within a reasonable time following appointment to the Committee.

3.	At least one member of the Committee shall have accounting or related financial management experience as determined by the Board of Directors. In addition, the Committee shall annually require the Board of Directors to make a determination as to whether or not any of the Committee’s members qualifies as an “Audit Committee Financial Expert,” as defined by the regulations of the Securities and Exchange Commission (SEC), and ensure that the Company makes the related disclosure required by Item 401 (h) of SEC Regulation S-K.

4.	The members of the Committee must have adequate time to perform the responsibilities of the Committee. In order to assure that this is the case, should any member of the Committee be serving on the audit committees of more than three (3) companies, the Board of Directors must make an affirmative determination that such service would not impair the ability of such member to effectively serve on the Committee (which determination shall be disclosed in the Company’s proxy statement).

Committee Responsibilities:

1.	To establish and comply with a procedure for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by Company employees of information regarding questionable accounting or auditing matters.

2.	To be directly responsible for the appointment, compensation, and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each independent audit firm so engaged shall report directly to the Committee.

3.	To obtain and review at least annually in connection with the Committee’s determination of the independent auditor’s qualifications, performance and independence a report from the independent auditors describing: (i) the independent auditor’s quality control procedures; (ii) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to address any such issues; and (iii) all relationships between the independent auditor and the Company.

4.	In connection with the evaluation of the independent auditor to: (i) review and evaluate the independent auditor’s lead partner taking into account the opinions of Company management and internal auditors; (ii) ensure that such partner is rotated off the engagement as required by applicable law; (iii) consider whether, in order to ensure an appropriate degree of independence, there should be a rotation of the independent audit firm itself; and (iv) present to the Board of Directors the Committee’s conclusions with respect to such matters.

5.	To engage as necessary independent counsel and other advisors to assist the Committee in carrying out its duties. The Company shall provide the Committee appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors and any counsel or advisors engaged by the Committee.

6.	To provide an open avenue of communications between the internal and independent auditors and the Board of Directors.

7.	To approve in advance the engagement of the independent auditors to perform any audit or non-audit services in accordance with Section 202 of the Sarbanes-Oxley Act and its implementing regulations, and to approve in advance the engagement of any other “big four” firm to perform services for the Company. The Committee may delegate to one or more of its members the authority to grant the required pre-approvals, provided that such member or members report any such decisions to the Committee at its next quarterly meeting.

8.	To annually perform an evaluation of its performance.

9.	To obtain and review at least annually a report of the independent auditors regarding (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with Company management, ramifications of the use of such alternative treatments, and the treatment preferred by the independent auditors; (iii) other material written communications between the independent auditors and Company management (such as the management letter or a schedule of unadjusted differences).

10.	To discuss the Company’s audited financial statements and quarterly financial statements with management and the independent auditor, including the disclosures included in “Management’s Discussion and Analysis of Financial Condition and the Results of Operations.”

11.	To discuss in general terms (including a discussion of the types of information disclosed and the type of presentation to be made) the Company’s earnings press releases and accompanying financial information and earnings guidance.

12.	To review the Company’s guidelines and policies with respect to risk assessment and management, including discussion of the Company’s major financial risk exposures and the steps the management has taken to monitor and control such exposures.

13.	To periodically meet separately with management, internal audit and the independent auditors to discuss issues, if any, that warrant the attention of the Committee.

14.	To review with the independent auditor any problems or difficulties encountered in connection with performance of the audit, including restrictions on the scope or activities, access to requested information, and disagreements with management (in connection with such review, the Committee should focus on any accounting adjustments noted or proposed by the auditor that were not adopted by management; communications between the auditors and their national office regarding auditing or accounting issues arising in connection with the engagement; any management or internal control letter issued or proposed to be issued; and the responsibilities, budget and staffing of the Company’s internal audit function).

15.	To establish clear policies governing the hiring of employees or former employees of the independent auditors.

16.	To report regularly to the Board of Directors on the activities of the Committee.

17.	To review and update the Committee’s charter as necessary.

18.	To review the appointment, replacement, reassignment, or dismissal of the Director of Internal Audit.

19.	To review with management and the independent accountant at the completion of the annual audit:

a.	The adequacy of internal controls, including controls over computerized information systems, and any significant findings and recommendations, and management’s responses.

b.	Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards, such as SAS #61.

20.	To consider and review with management and the Director of Internal Audit:

a.	Significant findings during the year, recommendations and management’s responses thereto.

b.	Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information, or anything which might impair their independence.

c.	Any changes required in the planned scope of their audit plan.

d.	The annual Internal Audit Plan, department budget and staffing prior to finalization.

e.	Coordination of work with the independent accountant to ensure effective use of audit resources.

f.	The Internal Audit charter.

g.	Internal Auditing’s compliance with IIA’s Standards for the Professional Practice of Internal Auditing (Standards).

21.	To review prior to filing any SEC documents which require Board of Directors signature, including but not limited to the Annual Report on Form 10-K.

22.	To review with the Director of Internal Audit the results of their review of the Company’s compliance with its codes of conduct.

23.	To review policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the independent accountant.

24.	To review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators.

25.	To perform such other functions as may be required by law, the Company’s Charter or By-Laws, or by the Board of Directors.

Miscellaneous:

1.	The Committee shall have the power to conduct or authorize investigations into any matters within the committee’s scope of responsibilities.

2.	The Committee shall meet at least four (4) times per year or more frequently as circumstances require. The committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

3.	Minutes of each meeting are to be prepared by the General Counsel or his designee and approved by the Committee.

APPENDIX B

1996 STOCK INCENTIVE PLAN (AS AMENDED SEPTEMBER 22, 2004)

Section 1.  General Purpose of the Plan; Definitions.

The name of the plan is the CACI International Inc 1996 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees and directors of CACI International Inc (the “Company”) and its Affiliates upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” means a parent corporation, if any, and each subsidiary corporation of the Company, as those terms are defined in Section 424 of the Code.

“Award” or “Awards,“ except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Statutory Stock Options, Conditioned Stock Awards, Unrestricted Stock Awards and Performance Share Awards.

“Board” means the Board of Directors of the Company.

“Cause” means (i) any material breach by the participant of any agreement to which the participant and the Company are both parties, and (ii) any act or omission justifying termination for cause in accordance with the terms of Section 3027 (or any successor provision of like meaning), Employee Terminations, of the Company’s then-current Policy and Guidelines.

“Change of Control” shall have the meaning set forth in Section 14.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Conditioned Stock Award” means an Award granted pursuant to Section 6.

“Committee” shall have the meaning set forth in Section 2.

“Disability” means disability as set forth in Section 22(e)(3) of the Code.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 16.

“Eligible Person” shall have the meaning set forth in Section 4.

“Fair Market Value” on any given date means the closing price per share of the Stock on such date as reported by such registered national securities exchange on which the Stock is listed, or, if the Stock is not listed on such an exchange, as quoted on NASDAQ; provided, that, if there is no trading on such date, Fair Market Value shall be deemed to be the closing price per share on the last preceding date on which the Stock was traded. If the Stock is not listed on any registered national securities exchange or quoted on NASDAQ, the Fair Market Value of the Stock shall be determined in good faith by the Committee.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means any director who: (i) is not currently an officer of the Company or an Affiliate, or otherwise currently employed by the Company or an Affiliate, (ii) does not receive compensation, either directly or indirectly, from the Company or an Affiliate, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K promulgated by the SEC, (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K, and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b) of Regulation S-K.

“Non-Statutory Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Normal Retirement” means retirement from active employment with the Company and its Affiliates in accordance with the retirement policies of the Company and its Affiliates then in effect.

“Outside Director” means any director who (i) is not an employee of the Company or of any “affiliated group,” as such term is defined in Section 1504(a) of the Code, which includes the Company (an “Affiliated Group Member”), (ii) is not a former employee of the Company or any Affiliated Group Member who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company’s or any Affiliated Group Member’s taxable year, (iii) has not been an officer of the Company or any Affiliated Group Member and (iv) does not receive remuneration from the Company or any Affiliated Group Member, either directly or indirectly, in any capacity other than as a director. “Outside Director” shall be determined in accordance with Section 162(m) of the Code and the Treasury regulations issued thereunder.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance Share Award” means an Award granted pursuant to Section 8.

“SEC” means the Securities and Exchange Commission or any successor authority.

“Stock” means the Common Stock, $.10 par value per share, of the Company, subject to adjustments pursuant to Section 3.

“Unrestricted Stock Award” means Awards granted pursuant to Section 7.

Section 2.  Administration of Plan; Committee Authority to Select Participants and Determine Awards.

(a)  Committee. The Plan shall be administered by a Stock Incentive Plan Committee (the “Committee”) consisting of all members of the Compensation Committee of the Company, each of whom qualifies as an Outside Director and a Non-Employee Director, but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the Plan is not an Outside Director or a Non-Employee Director. The Committee shall have at least two (2) members at all times. None of the members of the Committee shall have been granted any Award under this Plan (other than pursuant to Sections 5(b) and 7(b)) or any other stock option plan of the Company within one year prior to service on the Committee. Except as specifically reserved to the Board under the terms of the Plan, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. Action by the Committee shall require the affirmative vote of a majority of all members thereof.

(b)  Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the officers and other employees of the Company and its Affiliates to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Statutory Stock Options, Conditioned Stock, Unrestricted Stock and Performance Shares or any combination of the foregoing, granted to any one or more participants;

(iii) to determine the number of shares to be covered by any Award;

(iv) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards; provided, however, that no such action shall adversely affect rights under any outstanding Award without the participant’s consent; nor shall any such action change the price at which any Award was made;

(v) to accelerate the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(a)(ii), to extend the period in which any outstanding Stock Option may be exercised;

(vii) to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts equal to interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

(viii) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants. No member or former member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to this Plan.

Section 3.  Shares Issuable under the Plan; Mergers; Substitution.

(a)  Shares Issuable. The maximum number of shares of Stock with respect to which Awards may be granted under the Plan shall be seven million four hundred fifty thousand (7,450,000) which number represents (i) the original 1,500,000 shares authorized in 1996, (ii) an additional 550,000 shares authorized in 2000, (iii) which total of 2,050,000 shares was doubled to 4,100,000 shares due to a one hundred percent (100%) stock dividend announced in November, 2001, (iv) an additional 1,850,000 shares authorized on August 13, 2002, plus (v) an additional 1,500,000 shares authorized on September 22, 2004. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, cancelled, reacquired by the Company or otherwise terminated (other than by exercise) shall be added back to the shares of Stock with respect to which Awards may be granted under the Plan so long as the participants to whom such Awards had been previously granted received no benefits of ownership of the underlying shares of Stock to which the Award related. Subject to such overall limitation, any type or types of Award may be granted with respect to shares, including Incentive Stock Options. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

(b)  Limitation on Awards. In no event may any Plan participant be granted Awards with respect to more than three hundred thousand (300,000) shares of Stock in any calendar year. In no event shall the Committee grant more than seven hundred fifty thousand shares (750,000) in the form of Conditioned Stock Awards, Unrestricted Stock Awards or Performance Share Awards during the term of the Plan.

(c)  Stock Dividends, Mergers, etc. In the event that after approval of the Plan by the stockholders of the Company in accordance with Section 16, the Company effects a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock or securities with respect to which Awards may thereafter be granted (including without limitation the limitations set forth in Sections 3(a) and (b) above), (ii) the number and kind of shares remaining subject to outstanding Awards, and (iii) the option or purchase price in respect of such shares. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such Awards as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances), subject, however, to the provisions of Section 14.

(d)  Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Shares which may be delivered under such substitute awards may be in addition to the maximum number of shares provided for in Section 3(a), provided that said additional shares shall not exceed five hundred thousand (500,000) in the aggregate over the term of the Plan (through the date that is 10 years after the date of adoption of the Plan by the Board of Directors).

Section 4.  Eligibility.

Awards may be granted to officers or other key employees of the Company or its Affiliates, and to members of the Board (”Eligible Persons“).

Section 5.  Stock Options.

Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Statutory Stock Options. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a Non-Statutory Stock Option.

No Incentive Stock Option shall be granted under the Plan after the tenth anniversary of the date of adoption of the Plan by the Board.

(a)  Grant of Stock Options. The Committee in its discretion may determine the effective date of Stock Options, provided, however, that grants of Incentive Stock Options shall be made only to persons who are, on the effective date of the grant, employees of the Company or an Affiliate. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and the terms and conditions of Section 12 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Affiliate and an Incentive Stock Option is granted to such employee, the option price shall be not less than one hundred ten percent (110%) of Fair Market Value on the grant date. Subject to the provisions of Section 3(c), in no event may the Committee reduce the exercise price of a Stock Option after the original date of grant.

(ii) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than seven (7) years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Affiliate and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five (5) years from the date of grant.

(iii) Exercisability; Rights of a Shareholder. Other than as provided in Section 5(b), Stock Options shall become vested and exercisable over a period of at least four years at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv) Method of Exercise. Stock Options may be exercised in whole or in part, by delivering written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

(A) In cash, by certified or bank check or other instrument acceptable to the Committee;

(B) If permitted by the Committee, in its discretion, in the form of shares of Stock that have been purchased by the optionee on the open market or have been beneficially owned by the optionee for at least six months and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

(C) If permitted by the Committee, in its direction, by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price;

provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. The Company need not act upon such exercise notice until the Company receives full payment of the exercise price; or

(D) By any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Committee) which the Committee determines are consistent with the purpose of the Plan and with applicable laws and regulations.

The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the Optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

(v) Non-transferability of Options. Except as the Committee may provide with respect to a Non-Statutory Option, no Stock Option shall be transferable other than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee.

(vi) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which incentive stock options granted under this Plan and any other plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

(vii) Lockup Agreement. The Committee may in its discretion specify upon granting an Option that the optionee shall agree for a period of time (not to exceed 180 days) from the effective date of any registration of securities of the Company (upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities), not to sell, make any short sale of, loan, grant any option for the purpose of, or otherwise dispose of any shares issued pursuant to the exercise of such Option, without the prior written consent of the Company or such underwriters, as the case may be.

(b) Stock Options Granted to Non-Employee Directors

(i) Grant of Options.

(A) Each Non-Employee Director upon his or her initial election to the Board by the stockholders of the Company (and for Non-Employee Directors presently serving on the Board of Directors, upon his or her election to the Board at the time of stockholder approval of the Plan) shall automatically be granted a Non-Statutory Stock Option to purchase five thousand (5,000) shares of Stock (the date of grant for such options shall be the date of the annual meeting at which such election occurs);

(B) Upon subsequent election to the Board of Directors by the stockholders of the Company, each Non-Employee Director shall automatically be granted a Non-Statutory Stock Option to purchase three thousand (3,000) shares of Stock.

(ii) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(b) shall be equal to the Fair Market Value of the Stock on the date the Stock Option is granted.

(iii) Vesting. The Stock Options granted pursuant to this Section 5(b) shall become exercisable by the option holder in increments of twenty-five percent (25%) on each of the ninetieth (90th), one-hundred eightieth (180th), two-hundred seventieth (270th), and three-hundred sixtieth (360th) day following the date of the grant.

(iv) Lapsing. Any Stock Option granted pursuant to this Section 5(b) shall lapse and terminate if:

(A) not exercised before five (5) years from the date of the grant; or

(B) the Company is placed under the jurisdiction of a bankruptcy court or is liquidated.

(v) Acceleration. Every Stock Option granted pursuant to this Section 5(b) shall include a provision accelerating the vesting of such Stock Option in the event of a Change of Control of the Company;

(vi) Limited to Non-Employee Directors. The provisions of this Section 5(b) shall apply only to Options granted or to be granted to Non-Employee Directors, and shall not be deemed to modify, limit or otherwise apply to any other provision of this Plan or to any Option issued under this Plan to a participant who is not a Non-Employee Director of the Company. To the extent and consistent with the provisions of any other Section of this Plan, the provisions of this Section 5(b) shall govern the rights and obligations of the Company and Non-Employee Directors respecting Options granted or to be granted to Non-Employee Directors. The provisions of this Section 5(b) shall not be amended more than once in any six (6)-month period, other than to comport with changes in the Code or ERISA.

Section 6.  Conditioned Stock Awards.

(a) Nature of Conditioned Stock Award. Subject to the limitations contained in Section 3(b), the Committee in its discretion may grant Conditioned Stock Awards to any Eligible Person. A Conditioned Stock Award is an Award entitling the recipient to acquire, at no cost or for a purchase price determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Conditioned Stock”). Conditions may be based on continuing employment and/or achievement of pre-established performance goals and objectives. In addition, a Conditioned Stock Award may be granted to an employee by the Committee in lieu of a cash bonus due to such employee pursuant to any other plan of the Company.

(b) Acceptance of Award. A participant who is granted a Conditioned Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within sixty (60) days (or such shorter date as the Committee may specify) following the award date by making payment to the Company, if required, by certified or bank check or other instrument or form of payment acceptable to the Committee in an amount equal to the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions of the Conditioned Stock in such form as the Committee shall determine.

(c) Rights as a Shareholder. Upon complying with Section 6(b) above, a participant shall have all the rights of a shareholder with respect to the Conditioned Stock, including voting and dividend rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights described in this Section 6 and subject to such other conditions contained in the written instrument evidencing the Conditioned Award. Unless the Committee shall otherwise determine, certificates evidencing shares of Conditioned Stock shall remain in the possession of the Company until such shares are vested as provided in Section 6(e) below.

(d) Restrictions. Shares of Conditioned Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment by the Company and its Affiliates for any reason (including death, Disability, Normal Retirement and for Cause), the Company shall have the right, at the discretion of the Committee, to repurchase shares of Conditioned Stock with respect to which conditions have not lapsed at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from the participant or the participant’s legal representative. The Company must exercise such right of repurchase or forfeiture within ninety (90) days following such termination of employment (unless otherwise specified, in the written instrument evidencing the Conditioned Award).

(e) Vesting of Conditioned Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Conditioned Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Conditioned Stock and shall be deemed “vested.” The Committee at any time may accelerate such date or dates and otherwise waive or, subject to Section 12, amend any conditions of the Award.

(f) Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Conditioned Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Conditioned Stock.

Section 7. Unrestricted Stock Awards.

(a) Grant or Sale of Unrestricted Stock. Subject to the limitations contained in Section 3(b), the Committee in its discretion may grant or sell to any Eligible Person shares of Stock free of any restrictions under the Plan (“Unrestricted Stock”) at a purchase price determined by the Committee. Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration.

(b) Election to Receive Unrestricted Stock in Lieu of Director’s Fees. Each Non-Employee Director may, pursuant to an irrevocable written election delivered to the Company no later than December 31 of any calendar year, receive all or a portion of the Directors’ fees otherwise due to him in the subsequent calendar year in unrestricted stock (valued at the average of the Fair Market Value for the ten (10) trading days before the date on which the Directors’ fees would otherwise be paid).

(c) Restrictions on Transfers. The right to receive Unrestricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

Section 8.  Performance Share Awards.

(a) Nature of Performance Shares. A Performance Share Award is an award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. Subject to the limitations contained in Section 3(b), the Committee may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. Performance Share Awards may be granted under the Plan to any Eligible Person including those who qualify for awards under other performance plans of the Company. The Committee in its discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Committee may rely on the performance goals and other standards applicable to other performance-based plans of the Company in setting the standards for Performance Share Awards under the Plan.

(b) Restrictions on Transfer. Performance Share Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

(c) Rights as a Shareholder. A participant receiving a Performance Share Award shall have the rights of a shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Share Award (or in a performance plan adopted by the Committee).

(d) Termination. Except as may otherwise be provided by the Committee at any time prior to termination of employment, a participant’s rights in all Performance Share Awards shall automatically terminate upon the participant’s termination of employment by the Company and its Affiliates for any reason (including death, Disability, Normal Retirement and for Cause).

(e) Acceleration, Waiver, Etc. At any time prior to the participant’s termination of employment by the Company and its Subsidiaries, the Committee may in its sole discretion accelerate, waive or, subject to Section 12, amend any or all of the goals, restrictions or conditions imposed under any Performance Share Award.

Section 9.  Termination of Stock Options.

(a) Incentive Stock Options:

(i) Termination by Death. If any participant’s employment by the Company and its Affiliates terminates by reason of death, any Incentive Stock Option owned by such participant may thereafter be exercised to the extent exercisable at the date of death, by the legal representative or legatee of the participant, for a period of two (2) years (or such longer period as the Committee shall specify at any time) from the date of death, or until the expiration of the stated term of the Incentive Stock Option, if earlier.

(ii) Termination by Reason of Disability or Normal Retirement.

(A) Any Incentive Stock Option held by a participant whose employment by the Company and its Affiliates has terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of one (1) year (or such longer period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

(B) Any Incentive Stock Option held by a participant whose employment by the Company and its Affiliates has terminated by reason of Normal Retirement may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of ninety (90) days (or such longer period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

(C) The Committee shall have sole authority and discretion to determine whether a participant’s employment has been terminated by reason of Disability or Normal Retirement.

(D) Except as otherwise provided by the Committee at the time of grant, the death of a participant during a period provided in this Section 9(a) for the exercise of an Incentive Stock Option shall extend such period for two (2) years from the date of death, subject to termination on the expiration of the stated term of the Option, if earlier.

(iii) Termination for Cause. If any participant’s employment by the Company and its Affiliates has been terminated for Cause, any Incentive Stock Option held by such participant shall immediately terminate and be of no further force and effect; provided, however, that the Committee may, in its sole discretion, provide that such Option can be exercised for a period of up to thirty (30) days from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

(iv) Other Termination. Unless otherwise determined by the Committee, if a participant’s employment by the Company and its Affiliates terminates for any reason other than Death, Disability, Normal Retirement or for Cause, any Incentive Stock Option held by such participant may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for ninety (90) days (or such longer period as the Committee shall specify at any time) from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

(b) Non-Statutory Stock Options. Any Non-Statutory Stock Option granted under the Plan shall contain such terms and conditions with respect to its termination as the Committee, in its discretion, may from time to time determine.

Section 10.  Tax Withholding.

(a) Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(b) Payment in Shares. A Participant may elect, with the consent of the Committee, to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to an Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due with respect to such Award, or (ii) transferring to the Company shares of Stock that have been purchased by the optionee on the open market or have been beneficially owned by the optionee for at least six months and are not then subject to restrictions under any Company plan and with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due.

(c) Notice of Disqualifying Disposition. Each holder of an Incentive Stock Option shall agree to notify the Company in writing immediately after making a disqualifying disposition (as defined in Section 421(b) of the code) of any Common Stock purchased upon exercise of an Incentive Stock Option.

Section 11. Transfer, Leave of Absence, Etc.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another;

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

Section 12. Amendments and Termination.

The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award (or provide substitute Awards at the same exercise or purchase price, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. However, no such amendment, unless approved by the stockholders of the Company, shall be effective if it would cause the Plan to fail to satisfy the incentive stock option requirements of the Code, or cause transactions under the Plan to fail to satisfy the requirements of Rule 16b-3 or any successor rule under the Act as in effect on the date of such amendment.

This Plan shall terminate as of the tenth anniversary of its Effective Date. The Board may terminate this Plan at any earlier time for any reason. No Award may be granted after the Plan has been terminated. No Award granted while this Plan is in effect shall be altered or impaired by termination of this Plan, except upon the consent of the holder of such Award. The power of the Committee to construe and interpret this Plan and the Awards granted prior to the termination of this Plan shall continue after such termination.

Section 13. Status of Plan.

With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

Section 14. Change of Control Provisions.

(a) Upon the occurrence of a Change of Control as defined in this Section 14:

(i) subject to the provisions of clause (iii) below, after the effective date of such Change of Control, each holder of an outstanding Stock Option, Conditioned Stock Award or Performance Share Award shall be entitled, upon exercise of such Award, to receive, in lieu of shares of Stock (or consideration based upon the Fair Market Value of Stock), shares of such stock or other securities, cash or property (or consideration based upon shares of such stock or other securities, cash or property) as the holders of shares of Stock received in connection with the Change of Control;

(ii) the Committee may accelerate the time for exercise of, and waive all conditions and restrictions on, each unexercised and unexpired Stock Option, Conditioned Stock Award and Performance Share Award, effective upon a date prior or subsequent to the effective date of such Change of Control, specified by the Committee; or

(iii) each outstanding Stock Option, Conditioned Stock Award and Performance Share Award may be cancelled by the Committee as of the effective date of any such Change of Control provided that (x) notice of such cancellation shall be given to each holder of such an Award and (y) each holder of such an Award shall have the right to exercise such Award to the extent that the same is then exercisable or, in full, if the Committee shall have accelerated the time for exercise of all such unexercised and unexpired Awards, during the thirty (30) day period preceding the effective date of such Change of Control.

(b) “Change of Control” shall mean the occurrence of any one of the following events:

(i) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Act) becomes a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities; or

(ii) persons who, as of July 1, 2004, constituted the Company’s Board (the “Incumbent Board”) cease for any reason, including without limitation as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to July 1, 2002 whose election was approved by, or who was nominated with the approval of, at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this Plan, be considered a member of the Incumbent Board; or

(iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Section 15.  General Provisions.

(a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b) Delivery of Stock Certificates. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant’s last known address on file with the Company.

(c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan or any Award under the Plan does not confer upon any employee any right to continued employment with the Company or any Affiliate.

Section 16.  Effective Date of Plan.

The Plan shall become effective upon approval by the holders of a majority of the shares of capital stock of the Company present or represented and entitled to vote at a meeting of stockholders.

Section 17.  Governing Law.

This Plan shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware without regard to its principles of conflicts of laws.

CACI INTERNATIONAL INC 1100 N. GLEBE RD. ARLINGTON, VA 22201

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the simple instructions the Vote Voice provides you.

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CACI INTERNATIONAL INC

Election of Directors

1. Nominees for election to the Company’s Board of Directors:				For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s
	01) Herbert W. Anderson 02) Michael J. Bayer 03) Peter A. Derow 04) Richard L. Leatherwood 05) J. Phillip London 06) Barbara A. McNamara	07) Arthur L. Money 08) Warren R. Phillips 09) Charles P. Revoile 10) John M. Toups 11) Larry D. Welch		0	0	0

Vote on Proposals								For	Against	Abstain

2.	Ratification of the appointment of Ernst & Young LLP as independent auditors.							0	0	0

3.	Approval of amendments to the Company’s 1996 Stock Incentive Plan.							0	0	0

4.	Approval to ajourn the meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve Item 3.							0	0	0

For comments, please check this box and write them on the back where indicated			0

Please complete, date, sign and mail this proxy card in the enclosed prepaid envelope.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)			Date

Common Stock
CACI International Inc PROXY FOR DECEMBER 1, 2004 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints J.P. London and Warren R. Phillips, and each of them, as Proxies of the undersigned, each with full power of substitution, to vote all of the shares of Common Stock of CACI International Inc the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of CACI International Inc to be held at the Fairview Park Marriott, 3111 Fairview Park Drive, Falls Church, Virginia 22042, on December 1, 2004 at 9:30 a.m. Eastern Standard Time and at any adjournment thereof.

The Board of Directors recommends a vote FOR each of the items on the reverse side, as more fully described in the accompanying Proxy Statement.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments thereof. UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR EACH OF THE ITEMS ON THE REVERSE SIDE. As of the date of the Proxy Statement, the Board of Directors knows of no other business to be presented at the Annual Meeting.

Please sign exactly as your name is shown on this proxy card. If signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are owned jointly, each owner should sign. If the signer is a corporation, the full corporate name shall be given, and the proxy card shall be signed by a duly authorized officer.

By my signature, on the reverse side of this proxy, I acknowledge receipt of the Notice and Proxy Statement for the Annual Meeting of Stockholders of CACI International Inc.

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